QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2001

Inhale Therapeutic Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23556 (Commission File No.)	94-3134940 (IRS Employer Identification No.)

150 Industrial Road
San Carlos, CA 94070
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 631-3100

Item 5. Other Events

On June 20, 2001, Inhale Therapeutic Systems, Inc. ("Inhale") announced the English High Court of Justice ruled that Inhale's European patent covering room-temperature stable glassy materials will no longer be valid in the United Kingdom. The revocation has no effect outside the United Kingdom and does not limit in any way Inhale's ability to use glass stabilization.

Inhale's press release, dated June 20, 2001, titled "Inhale Announces Decision of English Court Concerning Validity of a Glass Stabilization Patent in the United Kingdom" is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)
Exhibits

Exhibit Number	Description
99.1	Press Release titled "Inhale Announces Decision of English Court Concerning Validity of a Glass Stabilization Patent in the United Kingdom" dated June 20, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INHALE THERAPEUTIC SYSTEMS, INC.
Dated: June 20, 2001	By:	/s/ Brigid A. Makes Brigid A. Makes Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)

QuickLinks

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE